UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2004

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)
Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY 10022		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 355-4141

Item 9. Regulation FD Disclosure.

On April 20, 2004, American Independence Corp. issued a press release announcing an acquisition, a copy of which is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.
/s/ Teresa A. Herbert Teresa A. Herbert Vice President and Chief Financial Officer	Date:	April 20, 2004

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.                                                                                               CONTACT: DAVID T. KETTIG

485 MADISON AVENUE                                                                                                                                                                             (212) 355-4141 Ext. 3047

NEW YORK, NEW YORK 10022                                                                                                                                                              www.americanindependencecorp.com

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES ACQUISITION OF MANAGING GENERAL UNDERWRITER

New York, New York, April 20, 2004. American Independence Corp. (NASDAQ: AMIC) today announced the expansion of its business through the acquisition of substantially all of the assets of an employer medical stop-loss managing general underwriter, which has a block of approximately $13 million of annualized premium. The assets were acquired by IndependenceCare Underwriting Services - MidAtlantic LLC, which will be based in Baltimore, Maryland and will retain the key marketing personnel of the former MGU.

Roy T.K. Thung, Chief Executive Officer, commented, "We are pleased to be able to expand our MGU division. As a result of this acquisition, our stop-loss MGUs have increased their block to $160 million of annualized premiums written through several carriers. We are confident that IndependenceCare - MidAtlantic will contribute to our MGU operations."

AMIC is a holding company principally engaged in the insurance and reinsurance business through Independence American Insurance Company and its employer medical stop-loss and managed care managing general underwriters.

Some of the statements included herein may be considered to be forward looking statements, which are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in AMIC's filings with the Securities and Exchange Commission.